Exhibit 10.5

                             NEW CENTURY ENERGY CORP.
                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                     OFFICE 713-266-4344 --  FAX 713-266-4358



                                 October 6, 2006


Mr. Sheridan Westgarde
Aquatic Cellulose International Corporation
Suite #5. 2504 43rd St.
Vernon, British Columbia VlT 6Ll


Dear Mr. Westgarde:

        This letter constitutes a release and relinquishment by the undersigned to any right to receive any shares of stock in Aquatic Cellulose International Corporation ("Aquatic"). This includes, but is not limited to a release and relinquishment of the rights to receive shares of stock in Aquatic granted by the First Amendment of Purchase and Sale & Exploration Agreement made and entered into effective January 1, 2005 between Aquatic and New Century Energy Corp. and Century Resources, Inc.

        This release and relinquishment is for the good and valuable consideration associated with the assignment by Aquatic to New Century of Aquatic's interest in the Prado Field, effective October 1, 2006.

                                          NEW CENTURY ENERGY CORP

                                          /s/ Edward R. DeStefano

                                          Title: President




 Acknowledged agreed to and accepted this 6th day of October, 2006.

 Aquatic Cellulose International Corporation


 BY: /s/ Sheridan B. Westgarde
          Sheridan Westgarde
          President